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                                                                   EXHIBIT 23.11

                 CONSENT OF AMERICAN APPRAISAL ASSOCIATES, INC.

     We hereby consent to the use in the Registration Statement on Form S-4 of Weatherford International, Inc., and in the Joint Proxy Statement/Prospectus of Christiana Companies, Inc. and Weatherford International, Inc. which forms a part thereof, of our opinion dated December 1, 1997 appearing as an Appendix to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

AMERICAN APPRAISAL ASSOCIATES, INC.

        /s/ LEE P. HACKETT
--------------------------------------
            Lee P. Hackett
       Executive Vice President

Milwaukee, Wisconsin
October 13, 1998